                                    EXHIBIT 99.10

                                       ANNEX D

- - --------------------------------------------------------------------------------

                         AGREEMENT AND PLAN OF REORGANIZATION


                                        AMONG


                                     BARRA, INC.,


                           ROGERS, CASEY & ASSOCIATES, INC.


                                         AND


               CERTAIN SHAREHOLDERS OF ROGERS, CASEY & ASSOCIATES, INC.







                                DATED:  APRIL 25, 1996
- - --------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE

1.  THE MERGER..............................................................  1
    1.1  Effective Date.....................................................  1
    1.2  Closing............................................................  1
    1.3  Effect of the Merger...............................................  2

2.  CONVERSION AND CANCELLATION OF SHARES...................................  2
    2.1  Conversion of Common Stock of RCA..................................  2
    2.2  Fractional Shares..................................................  2
    2.3  Surrender of Certificates Representing RCA Shares..................  3
    2.4  No Further Transfers of RCA Shares.................................  4
    2.5  Adjustments........................................................  4
    2.6  Treatment of Stock Options.........................................  4

3.  COVENANTS OF THE PARTIES................................................  5
    3.1  Covenants of BARRA.................................................  5
         (a)  Reservation and Issuance of BARRA Common Stock................  5
         (b)  Government Approvals..........................................  5
         (c)  Notification of Breach of Representations, Warranties and
              Covenants.....................................................  6
         (d)  Releases......................................................  6
         (e)  Litigation Developments.......................................  6
         (f)  Employment....................................................  6
         (g)  Profit Sharing Plan...........................................  6
    3.2  Covenants of RCA, the RCA Subsidiaries and the RCA Shareholders....  6
         (a)  Approval by RCA Shareholders..................................  7
         (b)  Shareholder Lists and Other Information.......................  7
         (c)  Transactions in BARRA Common Stock............................  7
         (d)  Government Approvals..........................................  7
         (e)  Capital Commitments and Expenditures..........................  7
         (f)  Notification of Breach of Representations, Warranties and
              Covenants.....................................................  7
         (g)  Compensation..................................................  8
         (h)  Conduct of Business in the Ordinary Course....................  8
         (i)  Press Releases................................................  9
         (j)  No Merger or Solicitation.....................................  9
         (k)  RCA 401(k) Plan............................................... 10
         (l)  Accounting Methods............................................ 10
         (m)  Additional Agreements......................................... 10


                                          i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

         (n)  Access to Properties, Books and Records....................... 10
         (o)  Employee Welfare Benefit Plans................................ 11
         (p)  Litigation Developments....................................... 11
         (q)  Employment.................................................... 11
    3.3  Covenants of the Parties........................................... 11

4.  REPRESENTATIONS AND WARRANTIES OF RCA, THE RCA SUBSIDIARIES AND THE RCA
    SHAREHOLDERS............................................................ 12
         (a)  Corporate Status and Power to Enter Into Agreements........... 12
         (b)  Execution and Delivery of the Agreement....................... 12
         (c)  Subsidiaries and Other Equity Interests....................... 13
         (d)  Certificate, Bylaws, Books and Records........................ 13
         (e)  Compliance with Laws, Regulations and Decrees................. 14
         (f)  Capitalization................................................ 14
         (g)  Financial Statements.......................................... 15
         (h)  Government Regulation......................................... 17
         (i)  Code of Ethics................................................ 18
         (j)  Tax Returns................................................... 19
         (k)  Material Adverse Change....................................... 19
         (l)  No Undisclosed Liabilities.................................... 19
         (m)  Properties and Leases......................................... 20
         (n)  Patents, Copyrights, Trademarks............................... 21
         (o)  Material Contracts............................................ 22
         (p)  Employment Contracts and Benefits............................. 22
         (q)  Compliance With ERISA......................................... 23
         (r)  Collective Bargaining and Employment Agreements............... 24
         (s)  Compensation of Officers and Employees........................ 24
         (t)  Legal Actions and Proceedings................................. 24
         (u)  Retention of Broker or Consultant............................. 25
         (v)  Insurance..................................................... 25
         (w)  Transactions with Affiliates.................................. 25
         (x)  Trading in BARRA Common Stock................................. 25
         (y)  No Departing Employees........................................ 26
         (z)  No Loss of Customers.......................................... 26
         (aa) Communications with Shareholders.............................. 26
         (ab) Accuracy of Representations and Warranties.................... 26
         (ac) Proposed Business Combination................................. 26

5.  REPRESENTATIONS AND WARRANTIES OF BARRA................................. 27
         (a)  Corporate Status and Power to Enter Into Agreements........... 27
         (b)  Certificate, Bylaws, Books and Records........................ 27
         (c)  Properties.................................................... 27
         (d)  BARRA SEC Documents........................................... 27
         (e)  Material Adverse Change....................................... 28


                                         ii.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

         (f)  Execution and Delivery of the Agreement....................... 28
         (g)  Accuracy of Representations and Warranties.................... 29
         (h)  Capitalization................................................ 29
         (i)  Authorized Issuances.......................................... 29
         (j)  Retention of Broker or Consultant............................. 29

6.  INVESTMENT REPRESENTATION............................................... 29

7.  CONDITIONS TO THE OBLIGATIONS OF BARRA.................................. 31
         (a)  Representations and Warranties................................ 31
         (b)  Compliance and Performance Under Agreement.................... 31
         (c)  Material Adverse Change....................................... 31
         (d)  Approval of Agreement......................................... 31
         (e)  Officer's Certificate......................................... 31
         (f)  Opinion of Counsel............................................ 32
         (g)  No Injunctions or Restraints; Illegality...................... 32
         (h)  Government Approvals.......................................... 32
         (i)  Dissenting Shares............................................. 32
         (j)  Expenses...................................................... 32
         (k)  Closing Documents............................................. 33
         (l)  Consents...................................................... 33
         (m)  Pooling-of-Interests Accounting Treatment..................... 33
         (n)  Employee Confidentiality Agreements........................... 33
         (o)  Third Party Actions........................................... 33
         (p)  Merger Agreement.............................................. 34
         (q)  Stock Repurchases............................................. 34
         (r)  Financial Statements.......................................... 34
         (s)  Share Restrictions............................................ 34

8.  CONDITIONS TO THE OBLIGATIONS OF RCA AND THE RCA SHAREHOLDERS........... 34
         (a)  Representations and Warranties................................ 34
         (b)  Compliance and Performance Under Agreement.................... 34
         (c)  Material Adverse Change....................................... 35
         (d)  Officers Certificate.......................................... 35
         (e)  Opinion of Counsel............................................ 35
         (f)  Government Approvals.......................................... 35
         (g)  Closing Documents............................................. 35
         (h)  No Injunctions or Restraints; Illegality...................... 35
         (i)  Merger Agreement.............................................. 35


                                         iii.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

9.  EXPENSES................................................................ 35

10. SURVIVAL; INDEMNIFICATION AGAINST LOSS.................................. 36
    10.1 Survival........................................................... 36
    10.2 Shareholders' Indemnification...................................... 36
    10.3 BARRA's Indemnification............................................ 37
    10.4 RCA's Indemnification.............................................. 37
    10.5 Indemnification Procedures......................................... 37
    10.6 Escrow of Shares................................................... 39
    10.7 Holder's Agent..................................................... 39
    10.8 Limitation on Indemnification Claims............................... 40
    10.9 Liability Limited to Indemnification............................... 40

11. AMENDMENT; TERMINATION.................................................. 41
         (a)  Amendment..................................................... 41
         (b)  Termination................................................... 41
         (c)  Notice........................................................ 41
         (d)  Termination and Expenses...................................... 42

12. MISCELLANEOUS........................................................... 42
         (a)  Notices....................................................... 42
         (b)  Binding Agreement............................................. 43
         (c)  Consent to Jurisdiction and Forum Selection................... 43
         (d)  Governing Law................................................. 43
         (e)  Attorneys' Fees............................................... 43
         (f)  Entire Agreement; Severability................................ 43
         (g)  Counterparts.................................................. 44
         (h)  Waivers....................................................... 44


Exhibit A - Merger Agreement

Exhibit B - Certificate of Merger

Exhibit C - [Intentionally deleted]

Exhibit D - Form of Proprietary Rights and Confidentiality Agreement


                                         iv.

                         AGREEMENT AND PLAN OF REORGANIZATION


    THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 25, 1996 ("Agreement"), is among BARRA, INC., a California corporation ("BARRA"), ROGERS, CASEY & ASSOCIATES, INC., a Delaware corporation ("RCA"), and each of Stephen Rogers and John F. Casey (herein individually an "RCA Shareholder" and collectively, the "RCA Shareholders").


                                 W I T N E S S E T H:

    A. The Boards of Directors of BARRA and RCA deem it advisable and in the best interests of BARRA, RCA and their respective shareholders to consummate the business combination provided for herein whereby a BARRA subsidiary would be merged with and into RCA (the "Merger") such that on the effective date of the Merger, RCA will be a wholly-owned subsidiary of BARRA.

    B. This Agreement and the Merger Agreement, as defined herein, have been approved by the Boards of Directors of BARRA and RCA, and will be submitted for approval of the shareholders of RCA (the "Shareholders") by written consent.

    C. The Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

    D. Pursuant to the Merger and subject to the terms and conditions herein, each holder of common stock of RCA will receive, in exchange for common stock of RCA, BARRA common stock in accordance with the Exchange Ratio, as defined herein.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements provided for or contained herein, the parties hereto agree as follows:

    1.   THE MERGER.

    1.1 EFFECTIVE DATE. Subject to the terms and conditions of this Agreement and the Merger Agreement, the form of which is attached hereto as Exhibit A (the "Merger Agreement"), on the date of the filing with the Delaware Secretary of State (the "Effective Date") of a duly executed Certificate of Merger substantially in the form attached hereto as Exhibit B (the "Certificate of Merger") prescribed by Section 251 of the Delaware General Corporation Law (the "Delaware Code"), the Merger shall become effective.

    1.2 CLOSING. The closing of the Merger (the "Closing") will take place on the Effective Date (the "Closing Date"), at the offices of Graham & James LLP, One


                                          1.

Maritime Plaza, Suite 300, San Francisco, California 94111-3492, unless another date or place is agreed to in writing by the parties hereto.

    1.3 EFFECT OF THE MERGER. Subject to the terms and conditions of this Agreement and the Merger Agreement, on the Effective Date, RCA shall be merged with a wholly-owned subsidiary of BARRA (the "Merger Sub") and RCA shall be the surviving corporation (the "Surviving Corporation") in the Merger. All of the rights, privileges, powers and franchises as well of a public as of a private nature, goodwill, immunities, powers, and interests of RCA and the Merger Sub in and to every type of property (real, personal and mixed) and choses in action, and all the restrictions, disabilities and duties of RCA and the Merger Sub, and all debts due to either RCA or the Merger Sub on whatever account, as well for stock subscriptions as all other things in action or belonging to RCA or the Merger Sub, as they exist as of the Effective Date, shall pass and be transferred to and vest in the Surviving Corporation by virtue of the Merger without any deed, conveyance or other transfer. The separate existence of the Merger Sub shall cease and the corporate existence of RCA as the Surviving Corporation shall continue unaffected and unimpaired by the Merger; and the Surviving Corporation shall be deemed to be the same entity as each of RCA and the Merger Sub and shall be subject to all of their duties and liabilities of every kind and description.

    2.   CONVERSION AND CANCELLATION OF SHARES.

    2.1 CONVERSION OF COMMON STOCK OF RCA. On the Effective Date, by virtue of the Merger and without any action on the part of the holder of any common stock of RCA (an "RCA Share" or "RCA Shares"):

         Each issued and outstanding RCA Share (other than fractional shares or any shares as to which dissenters' rights have been perfected) shall be converted into 4.955 fully paid and nonassessable shares of common stock, without par value, of BARRA (the "BARRA Common Stock" or "BARRA Shares"), as determined by, and subject to adjustment in accordance with, Schedule A attached hereto (the "Exchange Ratio"). All such RCA Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the BARRA Shares into which such RCA Shares have been converted. Certificates previously representing RCA Shares shall be exchanged for certificates representing whole shares of BARRA Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.3. From and after the Effective Date, the holders of certificates formerly representing RCA Shares shall cease to have any rights with respect thereto other than: (i) the right to receive BARRA Shares as set forth in this Section 2.1 and the right to receive a cash payment in lieu of fractional shares as set forth in Section 2.2, or (ii) any dissenters' rights they have perfected pursuant to Section 262 of the Delaware Code.

    2.2 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of BARRA Common Stock shall be issued to the Shareholders. In lieu thereof, each such holder entitled to a fraction of a share of BARRA Common Stock


                                          2.

shall receive, at the time of surrender of the certificate or certificates representing such holder's RCA Shares and an executed Transmittal Letter, as defined in Section 2.3, an amount in cash equal to the Agreed Price, as determined in accordance with Schedule A attached hereto, multiplied by the fraction of a share of BARRA Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

    2.3  SURRENDER OF CERTIFICATES REPRESENTING RCA SHARES.

         (a) Prior to the Effective Date, BARRA shall appoint First Interstate Bank of California or its successor, or any other bank or trust company mutually acceptable to RCA and BARRA, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the BARRA Shares and at and after the Effective Date BARRA shall issue and deliver to the Exchange Agent certificates representing ninety percent (90%) of the number of BARRA Shares determined in accordance with Section 2.1 of this Agreement, rounded up to the nearest whole share. A certificate representing ten percent (10%) of the number of BARRA Shares determined in accordance with Section 2.1, rounded down to the nearest whole share, shall be placed in escrow (the "Escrow Shares") in accordance with the provisions of Section 10.6 and the escrow agreement (the "Escrow Agreement) contemplated by Section 10.6, in a form to be agreed upon by RCA and BARRA (the "Escrow Shares"). The Escrow Shares shall be held in escrow pursuant to the terms of the Escrow Agreement and the provisions of Section 10 as security for the joint and several indemnity obligations of the Shareholders. Such indemnity obligations are limited to the value of the Escrow Shares, as determined in accordance with Schedule A, except with respect to fraud or willful misconduct and shall be satisfied, if necessary, solely by the relinquishment of the Escrow Shares to BARRA pursuant to the provisions of
Section 10.6. If all of the Escrow Shares are not relinquished to BARRA to satisfy the indemnity obligations within the time period set forth in the Escrow Agreement, such Escrow Shares not so relinquished shall be released from escrow and delivered to each Shareholder, and each Shareholder shall be entitled to receive its pro rata portion of the balance of the Escrow Shares determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with the provisions of Section 2.2. As soon as practicable after the Effective Date, BARRA shall cause the Exchange Agent to deliver to each Shareholder, and each Shareholder shall be entitled to receive upon surrender to the Exchange Agent of one or more certificates for such Shareholder's RCA Shares for cancellation and a signed transmittal letter containing the representations and warranties set forth in Section 6 of this Agreement and in a form satisfactory to BARRA and RCA (the "Transmittal Letter"), a certificate representing ninety percent (90%) of such Shareholder's number of BARRA Shares determined in accordance with Section 2.1, rounded up to the nearest whole share.


                                      3.

         (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the BARRA Shares after the Effective Date will be paid to Shareholders entitled to receive such certificates for BARRA Shares until such persons surrender their certificates representing RCA Shares and execute and deliver a Transmittal Letter pursuant to Section 2.3(a). Upon surrender of such certificate representing RCA Shares and execution and delivery of a Transmittal Letter, BARRA shall pay the holder thereof, without interest, any dividends or other distributions with respect to the BARRA Shares (including the Escrow Shares) as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         (c) If any certificate for BARRA Shares is to be issued in a name other than that in which the certificate for RCA Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such BARRA Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of BARRA and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         (d) All dividends or distributions, and any cash to be paid pursuant to Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing RCA Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to BARRA, and after such time any holder of a certificate representing RCA Shares who has not surrendered such certificate to the Exchange Agent and executed and delivered a Transmittal Letter shall, subject to applicable law, look as a general creditor only to BARRA for payment or delivery of such dividends or distributions or cash, as the case may be.

    2.4 NO FURTHER TRANSFERS OF RCA SHARES. On the Effective Date, the stock transfer books of RCA shall be closed and no transfer of RCA Shares theretofore outstanding shall thereafter be made.

    2.5 ADJUSTMENTS. If, between the date of this Agreement and the Effective Date, the outstanding shares of BARRA common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of BARRA Shares to be issued and delivered in the Merger in exchange for each outstanding RCA Share shall be correspondingly adjusted with the result that the holders of RCA Shares shall receive the same economic benefit set forth in Section 2.1 above.

    2.6 TREATMENT OF STOCK OPTIONS. Each person holding one or more options to purchase RCA Shares pursuant to the RCA 1992 Stock Option and Restricted Stock Purchase Plan (the "RCA Option Plan") shall have the right, in his or her discretion, to:


                                          4.

         (a) Exercise any vested options granted under the RCA Option Plan to acquire RCA Shares prior to the Effective Date and RCA will facilitate the exercise of those options by allowing the options to be exercised and taxes to be paid by RCA withholding the appropriate number of shares from the shares subject to the options or by any other method permitted by applicable law; and/or

         (b) Have any options whether or not vested that are not exercised converted into options to purchase shares of BARRA common stock on the following terms.

    Following the Effective Date, shares of BARRA common stock shall be substituted under the options for RCA Shares based on the Exchange Ratio pursuant to the RCA Option Plan, which may be modified by BARRA consistent with the provisions of this Section 2.6(b). Specifically, each option shall be deemed to continue as an option to purchase the number of shares of BARRA common stock equal to the Exchange Ratio multiplied by the number of RCA Shares previously covered by such option at an option exercise price for each such share of BARRA common stock equal to the previous option exercise price for each RCA Share divided by the Exchange Ratio. Each RCA stock option shall otherwise continue as a BARRA stock option on terms and conditions that are consistent with those that were applicable immediately before the Effective Date, as set forth in the RCA Option Plan. Within 45 days after the Effective Date, but in no event before June 27, 1996, BARRA shall file a registration statement on Form S-8 with the Securities and Exchange Commission (the "SEC") covering the BARRA Shares to be issued under the RCA Option Plan, or take such other steps as necessary to ensure that such BARRA Shares, when issued upon exercise of the RCA Options, shall be registered under the Securities Act of 1933, as amended.

    3.   COVENANTS OF THE PARTIES.

    3.1 COVENANTS OF BARRA. Unless otherwise expressly indicated below and unless the Agreement is not earlier terminated pursuant to Section 11, from the date of this Agreement to the Effective Date, BARRA hereby covenants as follows:

         (a) RESERVATION AND ISSUANCE OF BARRA COMMON STOCK. BARRA shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) the BARRA Shares; and (ii) the maximum number of shares of common stock of BARRA to which the option holders of RCA may be entitled pursuant to Section 2.6 above, at or after the Effective Date.

         (b) GOVERNMENT APPROVALS. BARRA, with the cooperation of RCA, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all consents and approvals of government agencies as are required by law or otherwise (the "Government Approvals") and shall do any and all acts reasonably necessary or appropriate in order to cause the


                                          5.

Merger to be consummated on the terms provided in this Agreement as promptly as practicable.

         (c) NOTIFICATION OF BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. BARRA shall promptly give written notice to RCA upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of BARRA contained or referred to in the Merger Agreement or this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

         (d) PRESS RELEASES. BARRA shall not issue any press release or written statement for general circulation to the public relating to the Merger, this Agreement or the Merger Agreement unless previously provided to RCA for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with RCA in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger, provided that BARRA may, without the consent of RCA, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation, provided that, if practicable, BARRA shall provide to RCA an opportunity to review and comment on the content of any such disclosure prior to such disclosure being publicly distributed.

         (e) LITIGATION DEVELOPMENTS. BARRA agrees to promptly advise RCA with respect to any and all material legal actions or other material proceedings or investigations against BARRA relating to this transaction and to promptly advise RCA with respect to any significant developments arising in connection with said actions, proceedings or investigations.

         (f) EMPLOYMENT. Subject to Section 11(d), BARRA shall not directly or indirectly solicit, induce or recruit any of the officers or employees of RCA or any RCA Subsidiary (as defined in Section 4(a)), to leave their employment with RCA or any RCA Subsidiary without obtaining the prior written consent of RCA.

         (g) PROFIT SHARING PLAN. Following the Effective Date, BARRA will cause the Surviving Corporation to make an appropriate contribution to the RCA Profit Sharing and Savings Plan dated March 11, 1992 when required by the terms of such plan in an amount not to exceed $300,000 for 1995 obligations, unless RCA has made such contribution prior to the Effective Date.

    3.2  COVENANTS OF RCA, THE RCA SUBSIDIARIES AND THE RCA SHAREHOLDERS.
Unless otherwise expressly indicated below and unless this Agreement is earlier terminated pursuant to Section 11, from the date of this Agreement to the Effective Date, RCA, on behalf of itself and each RCA Subsidiary and the RCA Shareholders, as applicable hereby covenant to BARRA as follows. (The RCA Subsidiaries are identified separately in these covenants for clarification only and not by way of limitation; each


                                          6.

covenant made herein by RCA is made equally on behalf of any RCA Subsidiary for which the covenant is relevant and applicable.)

         (a) APPROVAL BY RCA SHAREHOLDERS. RCA shall cause the Merger, this Agreement and the Merger Agreement to be submitted promptly for the approval of its Shareholders by written consent pursuant to Section 228 of the Delaware Code and in accordance with RCA's Certificate of Incorporation, By-laws and applicable laws. Each RCA Shareholder hereby agrees to vote all of his respective RCA Shares for approval of the Merger, this Agreement and the Merger Agreement.

         (b) SHAREHOLDER LISTS AND OTHER INFORMATION. RCA and each RCA Subsidiary shall from time to time make available to BARRA, upon request, a list of its Shareholders and their addresses, a list showing all transfers of the RCA common stock and/or common stock of each RCA Subsidiary and such other information as BARRA shall reasonably request regarding both the ownership and prior transfers of the RCA common stock and common stock of each RCA Subsidiary.

         (c) TRANSACTIONS IN BARRA COMMON STOCK. RCA and each RCA Shareholder hereby agrees not to, directly or indirectly, buy or sell, or otherwise effect any trade in, any shares of BARRA common stock, or any security derivative of the BARRA common stock, from the date hereof through and including the Effective Date unless the Agreement is earlier terminated. RCA and each RCA Shareholder represents that as of the date hereof, the total number of shares of BARRA Common Stock beneficially owned by each is as follows: RCA, 0 shares; Mr. Casey, 0 shares; and Mr. Rogers, 0 shares.

         (d) GOVERNMENT APPROVALS. RCA and the RCA Shareholders shall cooperate in good faith and in all reasonable respects with BARRA in its undertaking pursuant to Section 3.1(b) to obtain the Government Approvals and RCA and the RCA Shareholders further agree to take such actions in good faith as may be reasonably requested by BARRA to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as is practicable.

         (e) CAPITAL COMMITMENTS AND EXPENDITURES. After the execution of this Agreement, no new capital commitments in excess of $10,000 individually or $50,000 in the aggregate shall be entered into, and no capital expenditures in excess of $10,000 individually or $50,000 in the aggregate shall be made by RCA without the prior written approval of BARRA. Neither RCA nor any RCA Subsidiary shall enter into any acquisitions or leases of real property, including both new leases and lease extensions without the prior written approval of BARRA.

         (f) NOTIFICATION OF BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. RCA and/or the RCA Shareholders shall promptly give written notice to BARRA upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of RCA and/or the RCA Shareholders


                                          7.

contained or referred to in this Agreement and shall use commercially reasonable efforts to prevent the same or remedy the same promptly.

         (g) COMPENSATION. Neither RCA nor any of the RCA Subsidiaries shall make or approve any increase in the compensation payable or to become payable by RCA or any of the RCA Subsidiaries to any of its directors, officers, employees or agents with annual salaries in excess of $30,000 at the date hereof (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made (except with BARRA's prior approval which shall not be unreasonably withheld), nor shall any material amendment to an existing employee benefit plan or arrangement or any new employee benefit plan or arrangement be adopted, nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by RCA or any of the RCA Subsidiaries with any such directors, officers, employees or agents unless BARRA has given its prior written consent. Nothing herein shall prevent the payment to RCA and RCA Subsidiary employees (with salaries of $30,000 or less at the date hereof) of regular salary increases, consistent with past practices in connection with regular salary reviews consistent with past practices, as heretofore disclosed to BARRA. Without the prior consent of BARRA, neither RCA nor any of the RCA Subsidiaries shall hire any new employee at an annual rate in excess of current customary practice or, in any event, in excess of $30,000 per year, except with the prior written consent of BARRA. RCA has previously delivered to BARRA a comprehensive list of employees as of the date hereof (the "Employee List"), setting forth in detail the compensation payable to each and all of RCA's and the RCA Subsidiaries' directors, officers, employees and agents.

         (h) CONDUCT OF BUSINESS IN THE ORDINARY COURSE. RCA and each RCA Subsidiary shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Agreement the "Ordinary Course of Business" shall consist of the consulting, investment management and other business presently conducted by RCA and the RCA Subsidiaries. Prior to the Effective Date RCA shall use reasonable efforts to maintain satisfactory relationships with licensors, suppliers, distributors and customers, all in accordance with its Ordinary Course of Business. Prior to the Effective Date, RCA shall not, without the prior written consent of BARRA or except as specifically listed on
Schedule 3.2(h) of the RCA Disclosure Statement:

              (1)  amend its Certificate of Incorporation or Bylaws;

              (2) authorize for issuance, issue, deliver or sell any additional shares of its capital stock of any class, or securities convertible into shares of such stock, or issue or grant any rights, options or other commitments for the issuance of shares of such stock or such convertible securities (other than the issuance of RCA common stock upon the exercise of Options granted under the RCA Option Plan);


                                          8.

              (3) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend (whether in cash, stock or property) in respect to its capital stock or redeem or otherwise acquire any of its capital stock other than the repurchase of shares issued to employees pursuant to the terms of employee restricted stock purchase agreements, all of which agreements are listed hereto as Schedule 3.2(h)(3) of the RCA Disclosure Statement;

              (4) dispose of or acquire any material properties or assets except in the Ordinary Course of Business;

              (5) engage in any activities or transactions that are outside the Ordinary Course of Business;

              (6) incur any indebtedness for borrowed money, other than amounts borrowed pursuant to and in accordance with the terms and conditions of its existing lines of credit; provided, however, that amounts outstanding under its lines of credit on the Effective Date shall not exceed $650,000 (the approximate amount outstanding on the date hereof) and shall not exceed $900,000 at any time prior to the Effective Date. In the event that the outstanding amount on RCA's lines of credit on the Effective Date exceeds $650,000, there shall be an adjustment to the Merger Consideration in accordance with the provisions of Schedule A. Attached hereto as Schedule 3.2(h)(6) of the RCA Disclosure Statement is a list of all material debt obligations of RCA and each RCA Subsidiary as of the date hereof.

         (i) PRESS RELEASES. RCA shall not issue any press release or written statement for general circulation relating to this Agreement or the Merger unless previously provided to BARRA for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with BARRA in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger, provided that RCA may, without the consent of BARRA, make any disclosure with regard to this Agreement or the Merger that is required under any applicable law or regulation, provided that, if practicable, RCA shall provide to BARRA an opportunity to review and comment on the content of any such disclosure prior to such disclosure being publicly distributed.

         (j)  NO MERGER OR SOLICITATION.

              (i) Neither RCA, the RCA Subsidiaries nor the RCA Shareholders shall effect or agree to effect any Business Combination, acquire or agree to acquire any of the capital stock of RCA, other than RCA Restricted Shares pursuant to repurchase obligations contained in the RCA Shareholders Agreement nor shall RCA or any RCA Subsidiary acquire or agree to acquire the capital stock or assets (except in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting any of them. As used in this Agreement, "Business Combination" shall mean any tender or exchange offer, proposal for a merger, consolidation, acquisition of assets or other takeover proposal involving any party hereto


                                       9.

(except as explicitly contemplated in this Agreement) or any offer or proposal to acquire in any manner a five percent (5%) or greater interest in, or a substantial portion of any party hereto other than transactions contemplated hereunder.

              (ii) Neither RCA, any RCA Subsidiary, any RCA Shareholder, nor any officer, director or affiliate of RCA, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by RCA shall
(A) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination; or (B) in connection with a potential Business Combination or otherwise than in the Ordinary Course of Business disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning the business and properties of RCA or afford any such party access to the properties, books or records of RCA or otherwise assist or encourage any such party in connection with the foregoing, or
(C) furnish or cause to be furnished any information concerning the business, financial conditions operations, properties or prospects of RCA to another person, having any actual or prospective role with respect to any such transaction. The foregoing will be subject, at all times, to the right and ability of the directors of RCA to satisfy their fiduciary obligations.

              (iii) RCA shall notify BARRA of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a five percent (5%) or greater interest in, or a substantial portion of RCA or any RCA Subsidiary or engage in any Business Combination with RCA within two business days of any such indication of interest.

         (k) RCA 401(K) PLAN. RCA agrees the RCA Profit Sharing and Savings Plan (the "RCA 401(k) Plan") may be continued or merged into the BARRA 401(k) Plan, on or after the Effective Date, as determined by BARRA in its sole discretion, subject to compliance with applicable law and the terms of the RCA 401(k) Plan.

         (l) ACCOUNTING METHODS. Neither RCA nor any RCA Subsidiary shall change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP as concurred in by its independent auditors.

         (m) ADDITIONAL AGREEMENTS. In case at any time after the Effective Date any further action is necessary to vest the Surviving Corporation with all rights of RCA in all properties, assets, rights, approvals, immunities and franchises of RCA, the proper officers and directors of each party to this Agreement, including the RCA Subsidiaries and the RCA Shareholders, shall take all such necessary action.

         (n) ACCESS TO PROPERTIES, BOOKS AND RECORDS. Prior to the Effective Date, RCA and the RCA Subsidiaries shall give BARRA and its counsel and accountants full access, during normal business hours and upon reasonable request, to


                                         10.

all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondence and shall allow BARRA to make copies of such materials (to the extent not legally prohibited) and shall furnish BARRA with all such information concerning its affairs as BARRA may reasonably request. RCA shall also use its best efforts to cause Coopers & Lybrand LLP to make available to BARRA, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, Coopers & Lybrand LLP work papers and documentation relating to its work papers and its audits and reviews of the books and records of RCA. Client files that are protected pursuant to confidentiality agreements signed with RCA, pursuant to fiduciary obligations to maintain confidentiality of the Advisers Act (as defined in Section 4(a)(i)) or are subject to attorney-client privilege, shall not be subject to this Section 3.2(n) ("Confidential Files"). Notwithstanding the foregoing, RCA shall disclose to BARRA the general subject matter of the Confidential Files, and any matter therein which would have a material adverse effect on this transaction.

         (o) EMPLOYEE WELFARE BENEFIT PLANS. RCA agrees that RCA's employee welfare benefit plans, as used in Section 3(1) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may be continued or merged into BARRA's welfare benefit plans, on or after the Effective Date, as determined by BARRA in its sole discretion, subject to compliance with applicable law and the terms of the plans. Attached hereto as Schedule 3.2(o) of the RCA Disclosure Statement is a list of all of RCA's employee welfare benefit plans.

         (p) LITIGATION DEVELOPMENTS. RCA and each RCA Subsidiary agree to promptly advise BARRA with respect to any and all material legal actions or other material proceedings or investigations against RCA or such subsidiaries and to promptly advise BARRA with respect to any significant developments arising in connection with said actions, proceedings or investigations.

         (q) EMPLOYMENT. Subject to Section 11(d), neither RCA, the RCA Shareholders, nor any RCA Subsidiary shall solicit any of the officers or directors of BARRA or its subsidiaries to leave their employment with BARRA or its subsidiaries, without obtaining the prior written consent of BARRA.

    3.3 COVENANTS OF THE PARTIES. Each party shall use its best efforts to cause its officers, directors, employees, auditors, agents, and attorneys to cooperate with the other in the reasonable requests for information by the other parties hereto. In addition, the parties acknowledge and confirm the terms of confidentiality letters dated November 2, 1995 and February 15, 1996 between BARRA and RCA, which provisions shall remain in effect in accordance with their terms.


                                         11.

    4. REPRESENTATIONS AND WARRANTIES OF RCA, THE RCA SUBSIDIARIES AND THE RCA SHAREHOLDERS.

    (The RCA Subsidiaries are identified separately in these representations and warranties for clarification only and not by way of limitation; each representation and warranty made herein by RCA is made equally by RCA on behalf of each RCA Subsidiary for which the representation and warranty is relevant and applicable.)

    RCA (on behalf of itself and, to the extent applicable, each RCA
Subsidiary) and each of the RCA Shareholders jointly and severally represents and warrants to BARRA that except as disclosed to BARRA in writing on a separate disclosure statement attached hereto (the "RCA Disclosure Statement") which RCA Disclosure Statement shall be deemed to be representations and warranties to the appropriately cross-referenced sections as if made hereunder:

         (a) CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. Each of RCA and its wholly-owned subsidiaries, Rogers, Casey Management Services, Inc. ("RCMS"), a Delaware corporation, Rogers, Casey Investment Advisers, Inc. ("RCIA"), a Delaware corporation, Rogers, Casey Consulting, Inc. ("RCC"), a Delaware corporation, and Rogers, Casey Alternative Investments, Inc. ("RCAI"), a Delaware corporation (collectively, the "RCA Subsidiaries" and individually, an "RCA Subsidiary") (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization,
(ii) subject to the approval of this Agreement and the transactions contemplated hereby by the Shareholders of RCA, RCA has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) is not subject to any order (formal or informal) or agreement, of the SEC or any other regulatory authority having jurisdiction over its business or any of its assets or properties, and
(iv) is in full compliance with any agreements, understandings or orders of the SEC or any other regulatory authority having jurisdiction over its business or any of its assets or properties. RCA and each RCA Subsidiary is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the conduct of its business requires such qualification or license, and where failure to be so qualified would have a material adverse effect on it, and each such jurisdiction is set forth on Schedule 4(a) of the RCA Disclosure Statement.

         (b)  EXECUTION AND DELIVERY OF THE AGREEMENT.

              (i) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of RCA and, when this Agreement and the Merger have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of RCA common stock by written consent of the Shareholders in accordance with Section 228 of the Delaware Code, this Agreement and the Merger will be duly and validly authorized by all necessary corporate action on the part of RCA.


                                         12.

              (ii) This Agreement has been, and as of the Effective Date the Merger Agreement and the Escrow Agreement will have been, duly executed and delivered by RCA and (assuming due execution and delivery by and enforceability against BARRA) constitutes legal and binding obligations of RCA, enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws effecting creditors' rights generally, and except that the availability of equitable remedies may be limited.

              (iii) The execution and delivery by RCA of this Agreement and the consummation of the transactions described herein (A) do not violate any provision of the Certificate of Incorporation or Bylaws of RCA or any RCA Subsidiary, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite RCA shareholder approval referred to in Section 3.2(a) hereof,
(3) receipt of appropriate permits or approvals under applicable federal and state securities laws, and (4) accuracy of the representations of BARRA set forth herein), and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of any material debt instrument, lease, license, covenant, agreement or understanding to which RCA or any RCA Subsidiary is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which RCA or any RCA Subsidiary is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or similar right of any third party upon any of the properties or assets of RCA or any RCA Subsidiary.

              (iv) Each RCA Shareholder has now, and will have at the Closing Date, all requisite legal and (if applicable) corporate, trust or partnership power to enter into this Agreement, to receive the BARRA Shares in exchange for RCA Shares hereunder and to perform its obligations under the terms of this Agreement.

              (v) This Agreement when executed and delivered by each RCA Shareholder will constitute a valid and legally binding obligation of such RCA Shareholder, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies may be limited.

         (c)  SUBSIDIARIES AND OTHER EQUITY INTERESTS.  Except as set forth in
Section 4(a), RCA does not own, directly or indirectly, any interest in any other corporation, partnership, association, joint venture or other business entity.

         (d) CERTIFICATE, BYLAWS, BOOKS AND RECORDS. The copies of the Certificate of Incorporation and Bylaws of RCA and each RCA Subsidiary to be delivered to BARRA prior to the date hereof are complete and accurate copies thereof as in effect on the date hereof. The minute books of RCA and each RCA Subsidiary made available to BARRA contain an accurate record of all resolutions of the Board of Directors (and committees thereof) and shareholders of RCA and each RCA subsidiary.


                                         13.

The Certificate of Incorporation and Bylaws of RCA and each RCA Subsidiary and all amendments thereto have been duly approved by all requisite corporate action and by the appropriate regulatory authority to the extent required by law and each Certificate of Incorporation has been duly filed with all appropriate governmental agencies

         (e) COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. Except as set forth on Schedule 4(e) of the RCA Disclosure Statement, RCA and each RCA Subsidiary (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on RCA taken as a whole or any RCA Subsidiary (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, (iv) has all material approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of RCA and each RCA Subsidiary as now being conducted, and (v) since January 1, 1993 has received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that RCA or any RCA Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any licenses, franchise, permit or governmental authorization of RCA or any RCA Subsidiary, and for the period prior to January 1, 1993, to the best of RCA's knowledge, RCA did not receive any notifications described in Section 4(e)(v) pertaining to issues that remain unresolved as of the date hereof.

         (f) CAPITALIZATION. (i) As of the date hereof, the authorized capital stock of RCA consists of 200,000 shares of RCA common stock, $0.10 par value, of which 100,169 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Included in the outstanding shares of RCA common stock are 1,567 RCA Restricted Shares, which are subject to transfer restrictions and a risk of forfeiture pursuant to a 1993 Stock Restriction Agreement dated December 28, 1993, a copy of which is attached hereto as
Schedule 4(f) of the RCA Disclosure Statement. Said stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of RCA are outstanding. As of the date hereof, there are outstanding options to purchase 8,811 shares of RCA common stock, at a weighted average exercise price of $78.26 per share, issued pursuant to the RCA Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options, shares issued prior to the Closing upon exercise of outstanding options were issued, in compliance with all applicable registration or qualification provisions of state and federal securities laws. Other than as set forth in this subsection, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate RCA to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or


                                         14.

otherwise acquire, any RCA common stock or any other equity security of RCA, or
(ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of RCA common stock or any other equity security of RCA. Attached hereto on Schedule 4(f) of the RCA Disclosure Statement is a list as of the date of this Agreement of (i) all Shareholders of RCA and each of such Shareholders who hold RCA Restricted Shares, including the vesting schedule for such RCA Restricted Shares, and (ii) all option holders and the number of vested options held.

              (ii) The authorized capital stock of RCMS consists of 1,000 shares of RCMS common stock, $0.10 par value, of which 1,000 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Such stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of RCMS are outstanding.

              (iii) The authorized capital stock of RCIA consists of 1,000 shares of RCIA's common stock, $0.10 par value, of which 1,000 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Such stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of RCIA have been issued or are outstanding.

              (iv) The authorized capital stock of RCC consists of 1,000 shares of RCIA's common stock, $0.10 par value, of which 1,000 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Such stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of RCC have been issued or are outstanding.

              (v) The authorized capital stock of RCAI consists of 1,000 shares of RCAI's common stock, $0.10 par value, of which 1,000 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Such stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of RCAI have been issued or are outstanding.

         (g)  FINANCIAL STATEMENTS.

              (i) RCA has delivered to BARRA at least 5 business days prior to the Closing Date true and correct copies of consolidated statements of income, changes in shareholders' equity and statements of cash flows for the fiscal years ended December 31, 1995, 1994 and 1993, and consolidated balance sheets at December 31, 1995, 1994 and 1993. Such consolidated financial statements at December 31, 1995 and 1994, and for the fiscal years ended December 31, 1995 and 1994, have been audited by Coopers & Lybrand LLP as independent public accountants for RCA during the relevant periods, and include or shall include an opinion of such accounting firm to the


                                         15.

effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of RCA at the dates indicated and for the periods then ending. The opinion of such accounting firm does not and shall not contain any qualifications. Such consolidated financial statements at December 31, 1993, and for the fiscal years ended December 31, 1993, have been reviewed by Coopers & Lybrand LLP and have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of RCA at the dates indicated and for the periods then ending.

              (ii) RCA has delivered to BARRA at least 5 business days prior to the Closing Date true and correct copies of unaudited consolidated statements of income, changes in shareholders' equity and statements of cash flows for the one-month periods ended January 31, 1996, February 29, 1996, and March 31, 1996, and unaudited consolidated balance sheets at January 31, 1996, February 29, 1996, and March 31, 1996. From the date hereof through the Effective Date, RCA will continue to prepare unaudited consolidated financial statements on a monthly basis and will deliver the same to BARRA no later than 30 days after the end of each month. All such unaudited monthly consolidated financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operation and cash flows of RCA at the dates indicated and for the periods then ending subject to normal year-end adjustments, none of which will be material, and the absence of certain notes thereto.

              (iii) RCA has delivered to BARRA on the date hereof a certificate (the "Note Certificate"), signed on behalf of RCA by the Chairman of the Board and Chief Financial Officer of RCA, identifying each of the notes payable (the "Notes") of RCA, which shall have been used to calculate the Exchange Ratio, as set forth on Schedule A. The Note Certificate accurately presents the outstanding balance of each of the Notes as of the date hereof.

              (iv) RCA has delivered or shall deliver to BARRA true and complete copies of RCA's communications addressed solely to Shareholders during the last three years.

              (v) RCA has delivered or shall deliver to BARRA true and complete copies of the budget and projections, and the assumptions underlying the projections (the "Projections") for the year ending December 31, 1996 for RCA and the RCA Subsidiaries taken as a whole. The assumptions underlying the Projections are reasonable and the Projections have been carefully prepared from such assumptions.


                                         16.

         (h)  GOVERNMENT REGULATION.

              (i) Except as set forth on Schedule 4(h)(i) of the RCA Disclosure Statement, RCA is and has been since January 13, 1989 duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). RCMS has never been registered as an investment adviser under the Advisers Act. RCIA is and has been since November 24, 1989 duly registered as an investment adviser under the Advisers Act. RCC is and has been since December 5, 1991 duly registered as an investment adviser under the Advisers Act. RCAI is and has been since November 26, 1990 duly registered as an investment adviser under the Advisers Act. RCA and each RCA Subsidiary is registered as an investment adviser in the states referenced in item 7, Part I of each respective current Form ADV and is in compliance with all state laws requiring registration, licensing or qualification as an investment adviser. Each such registration is in full force and effect. Prior to the Effective Date, RCA will have delivered to BARRA a true and complete copy of its Forms ADV and the Forms ADV for each RCA Subsidiary, as amended to date, filed by RCA and each RCA Subsidiary with the SEC since December 31, 1993; copies of all state registration forms, likewise as amended to date have been made available to BARRA; and copies of all current reports required to be kept by RCA and each RCA Subsidiary pursuant to the Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes have been made available to BARRA. The information contained in such forms and reports was true and complete at the time of filing in all material respects. RCA and each RCA Subsidiary has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Except as set forth on
Schedule 4(h)(i) of the RCA Disclosure Statement, RCA and each RCA Subsidiary have filed all reports required to be filed by it under the Exchange Act (including Sections 13(d), (f) and (g) thereof) and rules promulgated thereunder and all applicable state laws and regulations. All filings required to be made by RCA and each RCA Subsidiary as described in this Section 4(h) are hereafter referred to as the "RCA SEC Documents." Attached hereto as Schedule 4(h)(i) of the RCA Disclosure Statement is a schedule which identifies the examination and/or certification qualifications of each adviser representative of RCA and each RCA Subsidiary. The RCA SEC Documents complied in all material respects with the applicable requirements of the 1940 Acts, and none of the RCA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed RCA SEC Document. To the extent financial statements are required in the RCA SEC Documents, such financial statements of RCA included in the RCA SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and fairly present the consolidated financial position of RCA and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and


                                         17.

changes in financial position for the periods then ended (subject in the case of unaudited statements, to normal recurring audit adjustments).

              (ii) Neither RCA nor any RCA Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940 (the "Company Act"), which is required to be registered under the Company Act in order to engage in the transactions described in Section 7 of that Act. Neither RCA nor any RCA Subsidiary is a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to RCA and/or any RCA Subsidiary by the SEC or state regulatory authorities since January 1, 1993, are listed on Schedule 4(h)(ii) of the RCA Disclosure Statement and copies thereof have been provided to BARRA. RCA is not required to disclose any information to clients under Rule 206(4)-4 promulgated under the Advisers Act.

              (iii)  Except with respect to the entities listed on
Schedule 4(h)(iii)(A) of the RCA Disclosure Statement attached hereto (each a "Fund" and collectively the "Funds"), neither RCA nor any RCA Subsidiary acts as investment adviser or subadviser to any "investment company," as defined in the Company Act, which is registered under such Act. RCA and each RCA Subsidiary has a written investment advisory agreement with each Fund pursuant to which RCA or the applicable RCA Subsidiary serves as investment adviser to each Fund and has delivered to BARRA true and complete copies of such agreements; attached hereto as Schedule 4(h)(iii)(B) of the RCA Disclosure Statement is a list of all such agreements. Each of such agreements is in full force and effect, neither RCA nor any RCA Subsidiary is not in default thereunder and, to the best knowledge of RCA, no Fund that is a party thereto is in default thereunder.

              (iv) Neither RCA nor any RCA Shareholder nor any other "interested person" of RCA as such term is defined in the Advisers Act, receives or is entitled to receive any compensation directly or indirectly (a) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, other than bona fide ordinary compensation as principal underwriter for the Funds or (b) from the Funds or its security holders for other than bona fide investment advisory services, or other services.

         (i) CODE OF ETHICS. RCIA has adopted a formal code of ethics, a true, complete and accurate copy of which is attached hereto as Schedule 4(i) of the RCA Disclosure Statement. RCA and the remaining RCA Subsidiaries have not adopted a formal code of ethics and they do not believe that a formal code of ethics is necessary to their businesses. Their failure to have a formal code of ethics shall not have a materially adverse effect on the business of RCA or such RCA Subsidiaries. The policies of RCA and each RCA Subsidiary (except RCMS) with respect to avoiding conflicts of interest are as set forth in their respective Forms ADV, as amended, which has been delivered to BARRA. To the best of RCA's knowledge, there have been no material instances of non-compliance with such policies since their adoption, except as listed on the RCA Disclosure Statement.


                                         18.

         (j)  TAX RETURNS.   RCA and each RCA Subsidiary has timely filed all
federal, state, and all material county, local and foreign tax returns required to be filed by it, including without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information was, when filed, complete and accurate in all material respects. Since January 1, 1989, RCA and each RCA Subsidiary has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due and payable, except those that are being contested in good faith, which contested matters are identified and described on Schedule 4(j) of the RCA Disclosure Statement attached hereto. Neither RCA nor any RCA Subsidiary has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against RCA or any RCA Subsidiary for any alleged deficiency in the payment of any taxes, and no pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes.

         (k) MATERIAL ADVERSE CHANGE. Except as reflected on RCA's financial statements issued prior to the date hereof and listed and described on
Schedule 4(k) of the RCA Disclosure Statement attached hereto or as otherwise disclosed in writing by RCA to BARRA prior to the date hereof, since December 31, 1995, there has been (i) no adverse change which is material to the business, assets, licenses, permits, franchises, results of operations or financial condition of RCA and the RCA Subsidiaries taken as a whole (whether or not in the ordinary course of business), (ii) no change in any of the assets, licenses, permits or franchises of RCA or any RCA Subsidiary or that has had or, to RCA's knowledge, can reasonably be expected to have a material adverse effect on any of the items listed in clause (h) above, (iii) no damage, destruction or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of RCA and the RCA Subsidiaries taken as a whole, except in the Ordinary Course of Business; (v) no disposition by RCA or any RCA Subsidiary of one or more assets that, individually or in the aggregate, are material to RCA and the RCA Subsidiaries taken as a whole, except sales of assets in the Ordinary Course of Business.

         (l) NO UNDISCLOSED LIABILITIES. Except for items for which reserves have been established in the audited consolidated balance sheets of RCA as of December 31, 1995, and listed on Schedule 4(l) of the RCA Disclosure Statement attached hereto, since such date neither RCA nor any RCA Subsidiary has incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due


                                         19.

or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business. Neither RCA nor any RCA Subsidiary is in default under any outstanding debt obligation. No agreement pursuant to which any assets have been or will be sold by RCA or any RCA Subsidiary entitles the buyer of such assets, unless there is material breach of a representation or covenant by RCA or any RCA Subsidiary, to cause RCA or any RCA Subsidiary to repurchase such asset or to pursue any other form of recourse against RCA or any RCA Subsidiary. Neither RCA nor any RCA Subsidiary has made nor shall make any representations or covenants in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the stock of RCA or any RCA Subsidiary has been declared, set aside or paid, nor have any shares of the stock of RCA or any RCA Subsidiary been purchased, redeemed or otherwise acquired, directly or indirectly, by RCA or any RCA Subsidiary since December 31, 1995.

         (m)  PROPERTIES AND LEASES.

              (i) RCA and each RCA Subsidiary has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title to all other tangible property and assets, reflected in the RCA consolidated balance sheet as of December 31, 1995 (except property held as lessee under leases entered into since December 31, 1995 and as set forth on Schedule 4(m)(i) of the RCA Disclosure Statement attached hereto and except personal property sold or otherwise disposed of since December 31, 1995 in the Ordinary Course of Business). All tangible properties of RCA and each RCA Subsidiary conform in all material respects with all applicable ordinances, regulations and zoning laws. All material tangible properties of RCA and each RCA Subsidiary are in a good state of maintenance and repair and are adequate for the current business of RCA and each RCA Subsidiary. No properties of RCA or any RCA Subsidiary, and no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. Neither RCA nor any RCA Subsidiary owns, possesses or has a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by RCA, RCA has not controlled, directed or participated in the operation or management of any such assets or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.


                                         20.

              (ii) All properties held by RCA and each RCA Subsidiary under leases are held under valid, binding and enforceable leases, assuming such leases have been duly authorized by all necessary corporate action on the part of the other parties to such leases, with such exceptions as are not material and do not interfere with the conduct of the business of RCA or any RCA Subsidiary, and RCA and each RCA Subsidiary enjoys quiet and peaceful possession of such leased property. A list of each property held by RCA and each RCA Subsidiary under lease is attached hereto as Schedule 4(m)(ii) of the RCA Disclosure Statement. Neither RCA nor any RCA Subsidiary is in default in any material respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

              (iii) Except as disclosed to BARRA on Schedule 4(m)(ii) of the RCA Disclosure Statement, all of RCA's rights and obligations under the leases referred to in Section 4(m)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement. Where such consent is required, RCA shall use all commercially reasonable efforts to obtain, prior to the Effective Date, the consent of all parties to any such transactions.

         (n) PATENTS, COPYRIGHTS, TRADEMARKS. RCA and each RCA Subsidiary has exclusive right, title and interest in and to, or adequate licenses, rights, purchase options, assignments and/or releases with respect to the foregoing, all of the intangible property, including all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights (collectively, "Proprietary Rights"), necessary for its business as now conducted and as currently proposed to be conducted, and neither RCA nor any RCA Subsidiary has received any notice or claim of, nor does it have any knowledge of, any material infringement or misappropriation by RCA or any RCA Subsidiary of the asserted rights of others. All assignments and agreements relating to Proprietary Rights to which RCA or any RCA Subsidiary is a party constitute legal, valid and binding obligations of the respective parties thereto and are enforceable in accordance with their respective terms, assuming such assignments and agreements have been duly authorized by all necessary corporate action on the part of the other parties to such assignments and agreements, and except as limited by bankruptcy and other laws of general application affecting the rights and remedies of creditors generally and except insofar as the availability of equitable remedies may be limited. Neither RCA nor any RCA Subsidiary is aware of any material infringement or misappropriation by others of any of its Proprietary Rights. RCA and each RCA Subsidiary have taken substantially all steps necessary to establish and maintain its ownership of or interest in the Proprietary Rights. Attached hereto as Schedule 4(n) of the RCA Disclosure Statement is a true and correct list of all material: (i) Proprietary Rights (excluding trade secrets); (ii) registrations and applications for RCA's and each RCA Subsidiary's copyrights and trademarks; (iii) the trademarks under which, and the countries in which, RCA or any RCA Subsidiary sells or intends to sell products; (iv) all availability searches conducted for RCA or each RCA Subsidiary's trademarks; and (v) all Office Actions issued by the U.S. Patent and Trademark Office and any equivalent office outside the U.S. relating to RCA's and each RCA Subsidiary's trademarks. The material products and processes in


                                         21.

which RCA or the RCA Subsidiaries claim trade secret protection have been independently disclosed in writing to BARRA as of the date hereof.

         (o) MATERIAL CONTRACTS. Except as set forth on Schedule 4(o) of the RCA Disclosure Statement attached hereto, neither RCA nor any RCA Subsidiary is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to it of $50,000 or more, and which is made for a fixed period expiring more than one year from the date hereof, and neither RCA nor any RCA Subsidiary is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to BARRA pursuant to this Section 4(o) is a legal and binding obligation of RCA or an RCA Subsidiary (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no material breach or default by RCA or an RCA Subsidiary, to the best of RCA's knowledge, exists with respect thereto. No power of attorney or similar authorization given directly or indirectly by RCA or any RCA Subsidiary is currently outstanding.

         (p)  EMPLOYMENT CONTRACTS AND BENEFITS.

              (i) Attached hereto as Schedule 4(p) of the RCA Disclosure Statement is an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of RCA (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any. Copies of all such plans, agreements, arrangements and commitments that are documented and in effect on the date hereof and any and all contracts of employment in effect on the date hereof have been delivered to BARRA.

              (ii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed on Schedule 4(p) of the RCA Disclosure Statement and which is subject to the reporting, disclosure and record retention requirements set forth in the IRC and Part I of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met in all material respects and on a timely basis.

              (iii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed on Schedule 4(p) of the RCA Disclosure Statement and which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                   (A) Any act or omission constituting a material violation of Section 402 of ERISA;


                                         22.

                   (B)  Any act or omission constituting a violation of
Section 403 of ERISA;

                   (C) Any act or omission by RCA or any of its subsidiaries, or by any director, officer or employee thereof, constituting a violation of Sections 404 and 405 of ERISA;

                   (D) To the best of RCA's knowledge, any act or omission by any other person constituting a violation of Sections 404 or 405 of ERISA;

                   (E) Any act or omission which constitutes a material violation of Sections 406 or 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the IRC and is not exempted by Section 4975(d) of the IRC; or

                   (F) Any act or omission constituting a violation of Sections 503, 510 or 511 of ERISA.

              (iv) All contributions, premiums or other payments due from RCA and the RCA Subsidiaries as of February 29, 1996 to (or under) any plan listed on Schedule 4(p) of the RCA Disclosure Statement have been fully paid or adequately provided for on the unaudited financial statements of RCA for the period ended February 29, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis.

              (v) Each plan listed on Schedule 4(p) of the RCA Disclosure Statement complies in all material respects with all applicable requirements of
(A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

              (vi) Each plan listed on Schedule 4(p) of the RCA Disclosure Statement complies in all material respects with all applicable requirements of the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder.

              (vii) Attached hereto as Schedule 4(p) of the RCA Disclosure Statement is a list of the names of each director, officer and employee of RCA and each RCA Subsidiary.

         (q) COMPLIANCE WITH ERISA. RCA has not either maintained or contributed to an employee pension benefit plan, as defined in Section 3(2) of ERISA, including multiemployer plans, other than the 401(k) Plan and a true and accurate copy of which has been provided to BARRA. A summary of the RCA 401(k) Plan is


                                         23.

attached hereto as Schedule 4(q) of the RCA Disclosure Statement. With respect to the 401(k) Plan and its related trust (the "Trust"), as of the Effective Date, (i) the 401(k) Plan will in all material respects be (and currently is) in compliance with all the applicable requirements of Section 401(a) of the IRC, and the Trust will be exempt from income tax under Section 501(a) of the Internal Revenue Code ("IRC"); (ii) the 401(k) Plan represents the adoption of a standardized prototype plan that received a favorable opinion letter ("Opinion Letter") from the Internal Revenue Service ("IRS") as to its form dated April 1, 1992; (iii) RCA relies on such Opinion Letter as authorized under IRS Revenue Procedure 89-9 as support for the fact that the 401(k) Plan is qualified under section 401(a) of the IRC; (iv) no contributions have exceeded the limitations set forth in Section 415 of the IRC; (v) all required filings with the IRS, Department of Labor and any other governmental agencies with respect to the 401(k) Plan and the Trust for all periods ending at or prior to the Effective Date will have been made on a timely basis by RCA and the plan administrator;
(vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of Section 4975 of the IRC; and (vii) there shall have been no action, claim or demand of any kind known to RCA brought or threatened by any potential claimant or representative of such claimant under the 401(k) Plan or Trust where RCA may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in RCA's December 31, 1995 financial statements or an insurer of RCA has agreed to defend against and pay the amount of any resulting liability without reservation.

         (r) COLLECTIVE BARGAINING AND EMPLOYMENT AGREEMENTS. RCA does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by RCA without liability and no such contract or agreement is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between RCA and any current or former employees, and to the best of RCA's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         (s) COMPENSATION OF OFFICERS AND EMPLOYEES. Except as set forth on the Employee List, which has been delivered to BARRA pursuant to Section 3.2(g),
(i) no officer or employee of RCA is receiving aggregate direct remuneration at a rate exceeding $40,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from RCA, or BARRA to any employee of RCA, except for the acceleration of vesting of outstanding options.

         (t)  LEGAL ACTIONS AND PROCEEDINGS.  Except as set forth on
Schedule 4(t) of the RCA Disclosure Statement attached hereto, neither RCA nor any RCA Subsidiary is a party to, or threatened with, any legal action or other proceeding or


                                         24.

investigation before any court, any arbitrator of any kind or any government agency, and to the best of RCA's knowledge, neither RCA nor any RCA Subsidiary is subject to any potential adverse claim, the outcome of which could involve the payment or receipt by RCA or any RCA Subsidiary of any amount in excess of $50,000, or $100,000 for all claims in the aggregate. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of RCA, threatened against RCA or any RCA Subsidiary.

         (u) RETENTION OF BROKER OR CONSULTANT. No broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by RCA or any RCA Subsidiary or is entitled to be paid based upon any agreements, arrangements or understandings made by RCA or any RCA Subsidiary in connection with any of the transactions contemplated by this Agreement.

         (v) INSURANCE. RCA is, and has been continuously since January 1, 1993, insured with reputable insurers against all risks normally insured against by companies similarly situated, and all of the insurance policies and bonds maintained by RCA are in full force and effect, RCA and each RCA Subsidiary is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of the management of RCA, such insurance coverage is adequate for RCA and each RCA Subsidiary. Since December 31, 1995, there has not been any damage to, destruction of, or loss of any assets of RCA or any RCA Subsidiary not covered by insurance except as set forth on Schedule 4(v) of the RCA Disclosure Statement attached hereto.

         (w)  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
Schedule 4(w) of the RCA Disclosure Statement attached hereto, since
December 31, 1995, neither RCA nor any RCA Subsidiary has extended credit, committed to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of RCA or any RCA Subsidiary, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under Regulation C of the Securities Act, except for ordinary course business expenses not to exceed $5,000 in each individual instance. Schedule 4(w) of the RCA Disclosure Statement attached hereto sets forth and itemizes to date the amount of credit outstanding which RCA or any RCA subsidiary has extended, and the guaranties entered into by RCA or any RCA Subsidiary which are still in effect. Since December 31, 1995, neither RCA nor any RCA Subsidiary has entered into any other transactions with the employees or directors of RCA or any RCA Subsidiary or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to BARRA on Schedule 4(w) of the RCA Disclosure Statement. Any such transactions have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

         (x) TRADING IN BARRA COMMON STOCK. RCA, the RCA Shareholders and the RCA Subsidiaries severally but not jointly represent that they have not, during the period constituting twenty (20) trading days prior to the date hereof, either directly


                                         25.

or indirectly, bought or sold, or otherwise effected any trade in any shares of BARRA Common Stock, or any security derivative of BARRA Common Stock.

         (y) NO DEPARTING EMPLOYEES. Since December 31, 1995, no employee who is significant to the operations of RCA or any RCA Subsidiary has left the employ of RCA or has given notice to RCA of his or her intention to leave the employ of RCA nor does RCA have any knowledge that any current employee who is significant to the operations of RCA or any RCA subsidiary intends to leave the employ of RCA, due to the transactions contemplated by this Agreement or otherwise.

         (z) NO LOSS OF CUSTOMERS. Since December 31, 1995, to the best knowledge of RCA, neither RCA nor any RCA Subsidiary has lost any customer or customers which accounted individually for two percent (2%) or more, or in the aggregate, five percent (5%) or more, of the gross revenues of RCA for the fiscal year ended December 31, 1995.

         (aa) COMMUNICATIONS WITH SHAREHOLDERS. RCA has not made any written communications addressed solely to its Shareholders during the last three years.

         (ab) ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by RCA, any RCA Subsidiary or any of the RCA Shareholders, and no statement by RCA, any RCA Subsidiary or any of the RCA Shareholders in any certificates, agreements, schedules or other documents furnished in connection with the transactions contemplated by this Agreement, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to BARRA; PROVIDED, HOWEVER, that information provided in writing to BARRA and approved by BARRA in writing as of a later date shall automatically modify information as of an earlier date.

         (ac) PROPOSED BUSINESS COMBINATION. Except with respect to the transactions contemplated by this Agreement, since January 1, 1995: (i) RCA has not had any inquiries, discussions, or negotiations, nor has it received any proposals, letters of intent, term sheets or agreements with any third party, other than State Street Bank, in connection with any proposed or potential Business Combination, as that term is defined in Section 3.2(j); (ii) RCA has not entered into any letter of intent, term sheet or agreement with any third party or made any public announcement in connection with a proposed, potential or actual Business Combination; and (iii) to the best of RCA's knowledge, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will result in any suit, action, investigation, claim or proceeding being commenced against BARRA, RCA, any RCA Subsidiary, or the Surviving Corporation or their respective officers, directors, employees, agents or subsidiaries, or successors in interest by State Street Bank or its successors in interest.


                                         26.

    5.   REPRESENTATIONS AND WARRANTIES OF BARRA.

    BARRA represents and warrants to RCA that:

         (a) CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. BARRA is a corporation duly organized, validly existing and in good standing under the laws of California and, subject to the approval of this Agreement and the transactions contemplated hereby, has all necessary corporate power to enter into this Agreement, the Merger Agreement and the Escrow Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it.

         (b) CERTIFICATE, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Incorporation and Bylaws of BARRA to be delivered to RCA prior to the date hereof are complete and accurate copies thereof as in effect on the date hereof. The Articles of Incorporation and Bylaws of BARRA and all amendments thereto have been duly approved by all requisite corporate action and said Certificate of Incorporation and all amendments thereto have been duly filed with the California Secretary of State.

         (c) PROPERTIES. BARRA and each of its subsidiaries each has the corporate power to own or lease its properties and to conduct its business as currently conducted.

         (d) BARRA SEC DOCUMENTS. Prior to the Effective Date, BARRA will have furnished to RCA true and complete copies of all documents (other than preliminary material) that BARRA has filed with the SEC since December 31, 1993 and shall furnish to RCA true and complete copies of all documents that BARRA shall file with the SEC after the date hereof (collectively, the "BARRA SEC Documents") pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Advisers Act of 1940, as amended, and the Investment Company Act of 1940 (collectively, the "1940 Acts"), as amended. The BARRA SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the 1940 Acts, and none of the BARRA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed BARRA SEC Document. The financial statements of BARRA included in the BARRA SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the
SEC) and fairly present the consolidated financial position of BARRA and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject in the case of unaudited statements, to normal recurring audit adjustments). Except as disclosed in the BARRA SEC


                                         27.

Documents filed prior to the execution of this Agreement, or except as contemplated by this Agreement or on account of the transactions contemplated hereby, since the date of the most recent BARRA SEC Document, there has not been any material adverse change in the results of operations, financial condition, assets or business of BARRA and its subsidiaries taken as a whole.

         (e) MATERIAL ADVERSE CHANGE. Other than a change in financial condition which will result from the consummation of the transactions contemplated by this Agreement, there has been no material adverse change in the financial condition, results of operation or assets of BARRA from the financial condition, results of operation or assets indicated in the financial statements of BARRA at December 31, 1995, which financial statements have been heretofore provided to RCA.

         (f)  EXECUTION AND DELIVERY OF THE AGREEMENT.

              (i) The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors of BARRA and this Agreement will be duly and validly authorized by all necessary corporate action on the part of BARRA.

              (ii) This Agreement has been, and as of the Effective Date the Merger Agreement and the Escrow Agreement will have been, duly executed and delivered by BARRA and (assuming due execution and delivery by and enforceability against RCA) constitute legal and binding obligations of BARRA, enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies may be limited.

              (iii) The execution and delivery by BARRA of this Agreement and the consummation of the transactions described herein (A) do not and will not violate any provision of the Articles of Incorporation or Bylaws of BARRA, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite RCA Shareholder approval pursuant to Section 3.2(a) hereof, (3) receipt of appropriate permits or approvals under applicable state securities laws, and
(4) accuracy of the representations and warranties of RCA, the RCA Subsidiaries and the RCA Shareholders set forth herein and of each of the Shareholders as set forth in the Transmittal Letter), and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which BARRA is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which BARRA is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or similar right of any third party of any kind whatsoever upon any of the properties or assets of BARRA.


                                         28.

         (g) ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by BARRA and no statement by BARRA in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to RCA; PROVIDED, HOWEVER, that information as of a later date shall be deemed to modify information as of an earlier date.

         (h) CAPITALIZATION. As of March 31, 1996, the authorized capital stock of BARRA consisted of (i) 40,000,000 shares of common stock, no par value, of which 7,819,120 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock, no par value, of which none were issued and outstanding. As of March 31, 1996, there were 2,200,000 shares of BARRA Common Stock, no par value, authorized for issuance upon exercise of stock options granted or to be granted pursuant to BARRA's 1991 Stock Option Plan, and options to purchase 1,494,020 shares were outstanding. Other than as set forth in this subsection, or in the BARRA SEC Documents, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate BARRA to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any BARRA common stock or any other equity security of BARRA, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of BARRA common stock or any other equity security of BARRA.

         (i) DULY AUTHORIZED ISSUANCES. All BARRA Shares will, when issued and delivered pursuant to and in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

         (j)  RETENTION OF BROKER OR CONSULTANT.  Except for Hambrecht &
Quist LLC, no broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by BARRA or is entitled to be paid based upon any agreements, arrangements or understandings made by BARRA in connection with any of the transactions contemplated by this Agreement.

    6.   INVESTMENT REPRESENTATION.

              (a) The BARRA Shares received by the RCA Shareholders pursuant to the terms of this Agreement (the "Securities") will be acquired for the RCA Shareholders' own account, not as a nominee or agent, and not with a view to the distribution of any part thereof.

              (b) Each RCA Shareholder has investigated BARRA's business, management and financial condition, has received and read the SEC Documents and has had access to such other information about BARRA as such RCA Shareholder has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Securities.


                                         29.

              (c) Each RCA Shareholder understands that the Securities have not been registered under the Securities Act by reason of reliance upon certain exemptions therefrom, and that the reliance of BARRA on such exemptions is predicated upon, among other things, the bona fide nature of each RCA Shareholder's investment intent as expressed herein.

              (d) Each RCA Shareholder is experienced in evaluating and investing in securities and has made investments in securities other than those of RCA. Each RCA Shareholder is knowledgeable in business and financial matters and is capable of evaluating the merits and risks of an investment in BARRA. Each RCA Shareholder acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

              (e) Each RCA Shareholder understands that the Securities being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; that the Securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

              (f) Each certificate representing the Securities when delivered to the RCA Shareholders at the Closing may be endorsed with the following or substantially similar legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED (I) IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE 1933 ACT, AND AN EFFECTIVE REGISTRATION OR QUALIFICATION OF THESE SECURITIES FOR SALE UNDER ANY APPLICABLE STATE SECURITIES LAW; (II) IN THE ABSENCE OF AN OPINION OF COUNSEL SATISFACTORY TO BARRA, INC. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED; OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR OTHER APPLICABLE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW.

    Each RCA Shareholder agrees not to attempt any transfer of any such securities without first complying with the substance of said legend, and agrees that satisfaction of the issuer may, if BARRA so requests, depend in part upon an opinion of counsel reasonably acceptable in form and substance to the issuer, or equivalent evidence. Each of the undersigned RCA Shareholders acknowledges, without limitation, that the


                                         30.

foregoing agreement and representation shall apply to BARRA Shares delivered to such person as a result of the Closing.

    7.   CONDITIONS TO THE OBLIGATIONS OF BARRA.

    The obligations of BARRA under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; PROVIDED, HOWEVER, that any one or more of such conditions may be waived in writing by BARRA at any time at or prior to the Effective Date:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties in Sections 4 and 6 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to a specified date, and the representations and warranties shall not contain any material inaccuracies or omissions the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a material adverse effect on RCA or any RCA Subsidiary.

         (b) COMPLIANCE AND PERFORMANCE UNDER AGREEMENT. RCA, and each RCA Shareholder shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by it at or prior to the Effective Date, including, without limitation, each of the covenants set forth in Section 3.2.

         (c) MATERIAL ADVERSE CHANGE. Except as disclosed to BARRA in writing prior to the date hereof, no materially adverse change shall have occurred since December 31, 1995, in the business, financial condition or results of operations of RCA and the RCA Subsidiaries taken as a whole, and neither RCA nor any RCA Subsidiary shall be a party to or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of BARRA, such legal action or proceeding could materially adversely affect RCA and the RCA Subsidiaries, taken as a whole, or the business, financial condition, results of operations or prospects of RCA and all of the RCA's subsidiaries taken as a whole.

         (d) APPROVAL OF AGREEMENT. This Agreement and the Merger shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of RCA common stock in accordance with the provisions of
Section 228 of the Delaware Code.

         (e) OFFICER'S CERTIFICATE. BARRA shall have received a certificate, dated the Effective Date, signed on behalf of RCA by its Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions in this
Section 7(a), (b), (c), (d), (g) (to the best of RCA's knowledge), (h), (i),
(o), (p), (q) and (r) have been satisfied.


                                         31.

         (f) OPINION OF COUNSEL. RCA shall have delivered to BARRA an opinion of counsel in a form acceptable to both RCA and BARRA.

         (g) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (h) GOVERNMENT APPROVALS. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Government Approval shall have been satisfied; PROVIDED, HOWEVER, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement BARRA, in its reasonable judgment shall deem to be materially burdensome (in which case BARRA shall promptly notify RCA). For purposes of this Agreement no condition shall be deemed to be "materially burdensome" if such condition would not
(A) require the taking of any action materially inconsistent with the manner in which BARRA or RCA has conducted its business previously, (B) have a material adverse effect upon the business, financial condition or results of operations of BARRA or RCA, or (C) preclude satisfaction of any of the material conditions to consummation of the transactions contemplated by this Agreement.

         (i) DISSENTING SHARES. The aggregate number of shares of RCA common stock held by persons who have taken all of the steps prior to Closing required to perfect their right (if any) to be paid the value of such shares under the Delaware Code ("Dissenting Shares") shall not exceed nine percent (9%) of the outstanding shares of RCA common stock.

         (j) EXPENSES. On or before the date hereof, all attorneys, accountants, consultants, investment bankers and other advisors and agents for RCA shall have submitted to RCA (with a copy to BARRA): (i) estimates of and all invoices for their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby, and the related audit of the consolidated financial statements of RCA and the RCA Subsidiaries for the fiscal years ended December 31, 1994, and 1995, and (ii) a final invoice for any and all fees relating to RCA's negotiations with State Street Bank (as described in Section 4(ac)) to the extent not already paid (collectively, the "RCA Expenses"). Based on such RCA Expenses, RCA shall have prepared and submitted to BARRA on the date hereof a summary of such fees and expenses as of the date hereof (the "Expense Summary"). At least five (5) business days prior to the Effective Date, such advisors shall have submitted their final bills for such fees and expenses to RCA for services rendered, with a copy to be delivered to BARRA, and based on such summary, RCA shall have prepared and submitted to BARRA a final Expense Summary dated as of the Effective Date.


                                         32.

         (k) CLOSING DOCUMENTS. BARRA shall have received such certificates and other closing documents as counsel for BARRA shall reasonably request.

         (l) CONSENTS. RCA shall have received, or BARRA shall have satisfied itself that RCA will receive, all consents of other parties to and required by all material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to RCA and the RCA Subsidiaries, including, without limitation, any consents required pursuant to the Advisers Act or Company Act and for any mortgages, notes, leases, franchises, agreements, licenses and permits listed on the Schedules 4(b)(iii)(B) and 4(o) of the RCA Disclosure Statement for RCA or any RCA Subsidiary, in each case in form and substance reasonably satisfactory to BARRA, and no such consent or license or permit shall have been withdrawn or suspended.

         (m)  POOLING-OF-INTERESTS ACCOUNTING TREATMENT.

              (i) BARRA shall have received a report from Deloitte & Touche LLP ("DT") as to whether the proposed merger would meet the criteria for a pooling of interests in accordance with generally accepted accounting principles and all published rules, regulations, and policies of the SEC. DT's engagement to report on the proposed accounting for the pending merger will be conducted in accordance with standards established by the American Institute of Certified Public Accountants and DT's report will be based on the provisions of this Agreement, the facts, circumstances, assumptions, and conclusions relevant to the proposed transaction as provided by the management of BARRA and RCA.

              (ii) BARRA and RCA shall have received a report from Coopers & Lybrand LLP ("CL") as to whether the proposed merger would meet the criteria for a pooling of interests in accordance with generally accepted accounting principles and all published rules, regulations, and policies of the Securities and Exchange Commission. CL's engagement to report on the proposed accounting for the pending merger will be conducted in accordance with standards established by the American Institute of Certified Public Accountants. CL's report will relate only to matters affecting RCA and will be based on the provisions of this Agreement, the facts, circumstances, assumptions, and conclusions relevant to the proposed transaction as provided by the management of RCA.

              (iii) In addition, there shall have been no determination by any court, tribunal, regulatory agency or other government entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

         (n) EMPLOYEE CONFIDENTIALITY AGREEMENTS. Each employee of RCA shall have executed an agreement regarding confidentiality and proprietary information, the form of which is attached hereto as Exhibit D.

         (o) THIRD PARTY ACTIONS. No suit, action, investigation, claim or proceeding commenced or to the best knowledge of RCA is to be commenced by any


                                         33.

party based in whole or in part on an argument or assertion that BARRA, due to this Agreement, the negotiations leading up to this Agreement, the Merger, or related agreements or activities, interfered or is interfering with any contractual relations of RCA or any RCA Subsidiary or any party with whom RCA or any RCA Subsidiary is, or has been, or may be engaged in business discussions.

         (p) MERGER AGREEMENT. The Merger Agreement shall have been duly executed by RCA.

         (q) STOCK REPURCHASES. RCA shall have consummated the repurchase of RCA common stock from Ruth Hughes-Guden and Robert Moore if so required to do so prior to the Effective Date pursuant to agreements previously entered into between RCA and such Shareholders.

         (r) FINANCIAL STATEMENTS. RCA shall have provided to BARRA its audited consolidated financial statements for the fiscal years ended December 31, 1994 and 1995 no later than five business days before the Closing Date, and BARRA shall have reasonably approved such financial statements in writing pursuant to the provisions of Section 11(b)(iii).

         (s) SHARE RESTRICTIONS. All agreements between or among RCA, any RCA Subsidiary and any of the Shareholders, which provide for restrictions on transfer of RCA securities, and/or repurchase or redemption provisions, including but not limited to the Shareholders' Agreement dated December 1, 1992, and pursuant to the 1993 Stock Bonus and Restricted Stock Plan, shall have been cancelled.

    8.   CONDITIONS TO THE OBLIGATIONS OF RCA AND THE RCA SHAREHOLDERS.

    The obligations of RCA and the RCA Shareholders under this Agreement are subject to the fulfillment at or prior to the Effective Date of each of the following conditions; PROVIDED, HOWEVER, that any one or more of such conditions may be waived in writing by RCA or by a majority in interest of the RCA Shareholders at any time prior to the Effective Date:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BARRA in Section 5 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to a specified date and does not contain any inaccuracies or omissions the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a material adverse effect on BARRA.

         (b) COMPLIANCE AND PERFORMANCE UNDER AGREEMENT. BARRA and its subsidiaries shall have performed and complied in all material respects with all of the


                                         34.

terms of this Agreement required to be performed or complied with by them at or prior to the Effective Date.

         (c) MATERIAL ADVERSE CHANGE. No materially adverse change shall have occurred since December 31, 1995, in the business, financial condition, results of operations or properties of BARRA and its subsidiaries taken as a whole, and BARRA shall not be engaged in, or a party to or so far as BARRA is aware, threatened with, and to BARRA's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency which, in the reasonable judgment of RCA, could materially adversely affect BARRA or its business, financial conditions results of operations or assets taken as a whole.

         (d) OFFICERS CERTIFICATE. RCA shall have received a certificate, dated the Effective Date, signed on behalf of BARRA by its President or Chief Executive Officer and Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 8(a)-(c), (f), (h) (to the best of BARRA's knowledge), and (i).

         (e) OPINION OF COUNSEL. BARRA shall have delivered to RCA an opinion of its counsel in a form acceptable to both RCA and BARRA.

         (f) GOVERNMENT APPROVALS. All conditions or requirements prescribed by law or by any Government Approval shall have been satisfied.

         (g) CLOSING DOCUMENTS. RCA shall have received such certificates and other closing documents as counsel for RCA shall reasonably request.

         (h) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (i) MERGER AGREEMENT. The Merger Agreement shall have duly executed by BARRA and the Merger Sub.

    9.   EXPENSES.

    BARRA and RCA agree to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, the costs incurred by each such party incident to the preparation and negotiation of this Agreement, performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby, including the fees and disbursements of attorneys, accountants, consultants, investment bankers and other advisors employed by such party in connection therewith and RCA shall pay the RCA Expenses; provided, however, that in the event the RCA Expenses as of the Closing Date are in an amount exceeding $233,000 in the aggregate (the total RCA Expenses listed in the Expense Summary as of the date of this


                                         35.

Agreement), there shall be an adjustment to the Merger Consideration in accordance with the provisions of Schedule A.

    10.  SURVIVAL; INDEMNIFICATION AGAINST LOSS.

         10.1 SURVIVAL. The representations, warranties, and agreements made herein, including but not limited to the indemnification provisions of Sections 10.2, 10.3 and 10.4, shall survive any investigation made by any party hereto. The representations and warranties made herein shall survive the Closing of the transactions contemplated hereby until the publication of BARRA's audited financial statements for the fiscal year in which the Closing occurs. The representations, warranties, indemnifications and agreements made pursuant to Section 4(ac) and Section 10.4 shall survive (i) if a Closing shall occur, until the publication of BARRA's audited financial statements for the fiscal year in which the Closing occurs or (ii) if this Agreement is terminated, until one year after the termination of this Agreement. The confidentiality covenants of BARRA contained in Section 3.3 shall expire on the Closing Date.

         10.2 SHAREHOLDERS' INDEMNIFICATION.

         (a) RCA and all of the Shareholders shall jointly and severally defend and indemnify BARRA against, and jointly and severally agree to indemnify and hold BARRA harmless from, any and all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorneys' fees, administrative expenses, prejudgment interest and court costs), incurred or suffered by BARRA relating to or arising out of or in connection with any or all of the following: (i) any breach or non-fulfillment of or any inaccuracy in any representation, warranty or covenant made by RCA or any RCA Shareholder or failure by RCA or any RCA Shareholder to perform any obligation or covenant to be performed by it or them pursuant to this Agreement or any document delivered by RCA or any Shareholder at the Closing; (ii) the failure by RCA or any RCA Subsidiary to register as an investment adviser in any jurisdiction in which BARRA, upon the reasonable advice of counsel, deems a registration to be necessary. Notwithstanding the foregoing, neither RCA nor any of the Shareholders shall have any liability under this Section 10.2(a)(ii): (A) to the extent that such registration is necessary because of a change since the Effective Date in the applicable law, rules or regulations requiring such registration, (B) to the extent such registration is necessary because of a change since the Effective Date in the business or activities of RCA or any RCA Subsidiary, or (C) with respect to any administrative or filing fees (but not penalties) for registrations by RCA or any RCA Subsidiary as an investment adviser in any jurisdiction after the Closing Date.

         (b)  Claims for indemnity made by BARRA pursuant to the provisions of
Section 10.2 must total $50,000 in the aggregate before BARRA can seek reimbursement for such claims from the Shareholders (once the $50,000 threshold is met, BARRA can seek reimbursement for all additional indemnity claims, but only to the extent such claims are limited by Section 10.8).


                                         36.

         10..3       BARRA'S INDEMNIFICATION.

         (a) BARRA shall defend and indemnify the Shareholders against and agrees to indemnify and hold each of them harmless from any and all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorneys' fees, administrative expenses, prejudgment interest and court costs), incurred or suffered by any of them relating to or arising out of or in connection with any breach or non-fulfillment of or any inaccuracy in any representation, warranty or covenant made by BARRA or failure by BARRA to perform any obligation or covenant to be performed by it pursuant to this Agreement or any document delivered by BARRA at the Closing.

         (b) Claims for indemnity made by the Shareholders pursuant to the provisions of Section 10.3(a) must total $50,000 in the aggregate before BARRA can seek reimbursement for such claims from BARRA (once the $50,000 threshold is met, the Shareholders can seek reimbursement for all additional indemnity claims, but only to the extent such claims are limited by Section 10.8).

         10.4 RCA'S INDEMNIFICATION.

         (a) RCA shall defend and indemnify BARRA against and agrees to indemnify and hold BARRA harmless from any and all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorneys' fees, administrative expenses, prejudgment interest and court costs), incurred or suffered by BARRA relating to or arising out of or in connection with any breach or any inaccuracy in the representations and warranties of RCA and the RCA Shareholders contained in Section 4(ac).

         (b)  Claims for indemnity made by BARRA pursuant to the provisions of
Section 10.4(a) must total $50,000 in the aggregate before BARRA can seek reimbursement for such claims from RCA (once the $50,000 threshold is met, BARRA can seek reimbursement for all additional indemnity claims, but only to the extent such claims are limited by Section 10.8).

         10.5 INDEMNIFICATION PROCEDURES.

         (a) Promptly upon obtaining knowledge of any claim, event, statement of facts or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, any party seeking indemnification under this Article 10 (an "Indemnified Party") shall give written notice of such claim or demand ("Notice of Claim") to the party from which indemnification is sought (an "Indemnifying Party"), setting forth the amount of the claim. The Indemnified Party shall furnish to the Indemnifying Party in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect


                                      37.

the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which the Indemnified Party is entitled to indemnification hereunder.

         (b) Promptly after receipt of notice of any claim by a third party which might give rise to indemnification hereunder, the Indemnified Party shall notify the Indemnifying Party in writing specifying in reasonable detail the nature and amount of the claim. The Indemnifying Party shall be entitled to assume and have the sole control of the defense and settlement of such action or claim; PROVIDED, HOWEVER, that:

              (i) the Indemnified Party shall be entitled to participate in the defense of such claim and, in connection therewith, to employ counsel at its own expense;

              (ii)   without the prior written consent of the Indemnified
Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that requires any action by the Indemnified Party other than the payment of money.

         (c) In the event the Indemnifying Party elects to assume control of the defense of any such action in accordance with the foregoing provisions, (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal fees, costs and expenses incurred by the Indemnified Party in connection with the defense thereof after the date on which the Indemnifying Party notifies the Indemnified Party of such election and (ii) the Indemnified Party shall fully cooperate with the Indemnifying Party in such defense. If the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions, the Indemnified Party shall have the right to defend such claim, in which case the Indemnifying Party shall pay all reasonable costs and expenses of such defense. The Indemnified Party shall conduct such defense in good faith and shall have the right to settle the matter with the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld.

         (d) Except for third-party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations hereunder within thirty (30) days after the Date of the Notice of Claim, provided, however, that, with respect to third-party claims or otherwise, if BARRA is the Indemnified Party, the Holder's Agent, as the representative of the Indemnifying Party, may choose, pursuant to Section 10, to relinquish Escrow Shares in full satisfaction of the indemnity obligations hereunder.

         (e) The term "Date of the Notice of Claim" as used in this Article 10 shall mean either: (i) the third business day after the date of the postmark on the registered or certified mail containing the Notice of Claim; or (ii) if the Notice of Claim is personally delivered, the date of such personal delivery.


                                         38.

         10.6 ESCROW OF SHARES. As security for the indemnity obligations contained herein, BARRA shall on the Closing Date place in escrow (the "Escrow") with an escrow agent reasonably satisfactory to BARRA and RCA as escrowee, under the terms of the escrow agreement in a form to be agreed upon by RCA and BARRA (the "Escrow Agreement"), approximately 54,000 of the BARRA Shares subject to rounding pursuant to Section 2.3 and adjustments pursuant to Schedule A, representing ten percent (10%) of the number of BARRA Shares determined in accordance with Section 2.1 (the "Escrow Shares"). Pursuant to the terms of the Escrow Agreement, the Escrow shall terminate, and the Escrow Shares shall be released pro rata to the Shareholders, unless otherwise relinquished to BARRA pursuant to the provisions of Section 10.6, on the business day following publication of BARRA's audited financial statements for the fiscal year in which the Closing occurs. All claims for indemnification pursuant to Section 10.2 hereof (but excluding all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorneys' fees, administrative expenses, prejudgment interest and court costs) resulting from a judgment of fraud or willful misconduct) shall be brought and recovered by BARRA solely by the return to BARRA of one or more of the Escrow Shares from the Escrow.
Without limiting the generality of the foregoing, BARRA shall not have any recourse against any Shareholder individually, or any Shareholder's assets or property, for claims for indemnification pursuant to Section 10.2 hereof, except for recovery against the Escrow pursuant to the terms of this Agreement and the Escrow Agreement, and except for claims of fraud or willful misconduct. BARRA, the Surviving Corporation, the RCA Shareholders and the Holder's Agent acknowledge and agree that any distribution of Escrow Shares from the Escrow to satisfy a claim for indemnification pursuant to Section 10.2 hereof shall be done so as to reduce each Shareholder's interest in the Escrow Shares in the Escrow in a pro rata manner based on the Shareholder's respective ownership interests in the Escrow Shares in the Escrow.

         10.7 HOLDER'S AGENT. John F. Casey shall, by virtue of the Merger and the resolutions to be adopted by RCA approving the Merger, be irrevocably appointed attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the Shareholders (with full power of substitution in the premises) in connection with the indemnity provisions of Section 10 as they relate to the Shareholders generally, the Escrow Agreement, the notice provisions of this Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, to act as the representative of the Shareholders to review and authorize all set-offs, claims and other payments authorized or directed by the Escrow Agreement and dispute or question the accuracy thereof, to compromise on their behalf with BARRA any claims asserted thereunder and to authorize payments to be made with respect thereto and to take such further actions as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the Shareholders appointed by him or after his death or incapacity elected by vote of holders of a majority of RCA Common Stock outstanding immediately prior to the Effective Date being referred to herein as the "Holder's Agent"). The Holder's Agent shall not be liable to any Shareholder or BARRA and their respective affiliates or any


                                         39.

other person with respect to any action taken or omitted to be taken by the Holder's Agent under or in connection with this Agreement or the Escrow Agreement unless such action or omission results from or arises out of fraud, gross negligence, willful misconduct or bad faith on the part of the Holder's Agent. BARRA and its affiliates (including, after the Closing, RCA) shall be entitled to rely on such appointment and treat such Holder's Agent as the duly appointed attorney-in-fact of each Shareholder. Each Shareholder who receives BARRA Shares in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of BARRA to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the Shareholders.

         10.8 LIMITATION ON INDEMNIFICATION CLAIMS.

         (a) Claims for indemnity made by BARRA pursuant to the provisions of Sections 10.2 and 10.4 or otherwise pursuant to this Agreement (but excluding all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorneys' fees, administrative expenses, prejudgment interest and court costs) resulting from a judgment of fraud or willful misconduct) shall be limited to the Agreed Price (as defined on Schedule A) multiplied by 54,000 (or such other number as represents ten percent (10%) of the Merger Consideration as adjusted pursuant to Schedule A).

         (b) Claims for indemnity made by the Shareholders pursuant to the provisions of Section 10.3 or otherwise pursuant to this Agreement (but excluding all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorneys' fees, administrative expenses, prejudgment interest and court costs) resulting from a judgment of fraud or willful misconduct) shall be limited to the Agreed Price (as defined on Schedule A) multiplied by 54,000 (or such other number as represents ten percent (10%) of the Merger Considration as adjusted pursuant to Schedule A).

         10.9 LIABILITY LIMITED TO INDEMNIFICATION.

         (a) The consideration paid by BARRA and Merger Sub to the Shareholders to acquire RCA in the Merger and the other terms of the Merger have been established by the parties hereto based on the allocation of risk and rights of recovery hereunder.

         (b) BARRA has had an opportunity to do due diligence of RCA and accordingly has agreed to limit its right to recourse as set forth in this
Section 10. Except for claims of fraud or willful misconduct, BARRA, Merger Sub, the Surviving Corporation and the affiliates of each shall have no claim or cause of action, whether in contract, tort, under statute or otherwise, for monetary damages arising out of, or relating to, this Agreement, the representations and warranties herein or any of the transactions contemplated hereby apart from the right to indemnification pursuant to Section 10 hereof.


                                         40.

         (c) The Shareholders have had an opportunity to do due diligence of BARRA and accordingly have agreed to limit their right to recourse as set forth in this Section 10. Except for claims of fraud or willful misconduct, each of the Shareholders and the affiliates of each shall have no claim or cause of action, whether in contract, tort, under statute or otherwise, for monetary damages arising out of, or relating to, this Agreement, the representations and warranties herein or any of the transactions contemplated hereby apart from the right to indemnification pursuant to Section 10 hereof.

    11.  AMENDMENT; TERMINATION.

         (a) AMENDMENT. This Agreement and the Merger Agreement may be amended by the mutual consent of the boards of directors of BARRA and RCA, and the RCA Shareholders at any time prior to the Effective Date with respect to any of their terms.

         (b) TERMINATION. This Agreement and the Merger Agreement may be terminated as follows:

              (i) By the mutual consent of the boards of directors of BARRA and RCA at any time prior to the consummation of the Merger.

              (ii) By the Board of Directors of BARRA on or after November 1, 1996, if (A) any of the conditions in Section 7 to which the obligations of BARRA are subject have not been fulfilled, or (B) such conditions have been fulfilled by RCA or waived by BARRA, but RCA shall have failed to complete the Merger.

              (iii) By the Board of Directors of BARRA on or prior to the Closing, if it has not approved, pursuant to the provisions of Section 7(r), the audited consolidated financial statements of RCA for the fiscal years ended December 31, 1994 and December 31, 1995 within five (5) business days of their receipt.

              (iv) By the Board of Directors of BARRA if, within one year from the date hereof, RCA, or any RCA Subsidiary, shall have entered into a letter of intent, term sheet or agreement, or made an announcement relating to, or otherwise engaged in a Business Combination, as that term is defined in
Section 3.2(j).

              (v) By the Board of Directors of RCA on or after November 1, 1996, if (A) any of the conditions contained in Section 8 to which the obligations of RCA and the RCA Shareholders are subject have not been fulfilled, or (B) such conditions have been fulfilled by BARRA or waived by RCA, but BARRA shall have failed to complete the Merger.

         (c) NOTICE. The power of termination hereunder may be exercised by BARRA or RCA, as the case may be, only by giving written notice to the other party in accordance with the provisions of Section 12.

         (d) TERMINATION AND EXPENSES. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 9, to maintain the confidentiality of the other party's information pursuant to Section 3.3, or the provisions of this Section 11(d), of
Section 10.4 or of Sections 12(a), (c), (d), (e) or (f) or the second sentence of Section 12(b) below and shall not affect any agreement after such termination. The obligations of BARRA under Section 3.1(f) and of RCA under Sections 3.2(q) and 10.4 shall survive for one (1) year following any termination of this Agreement. If this Agreement shall be terminated by BARRA pursuant to Section 11(b)(iv), RCA shall pay to BARRA, on demand, the sum of $1,000,000, and such payment will be BARRA's exclusive remedy in such event.
Any payment required pursuant to the preceding sentence shall be paid no more than two (2) business days after demand by wire transfer of immediately available funds. RCA, the RCA Shareholders and BARRA agree that, except with respect to a termination by the Board of Directors of BARRA pursuant to
Section 11(b)(iv), any other termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' failure in performance of any of its covenants or agreements hereunder, including without limitation, any obligations arising under Section 10 of this Agreement.

    12.  MISCELLANEOUS.

         (a) NOTICES. Any notice or other communication required or Permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight express (DHL or Federal Express) or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

    To BARRA:                          To RCA:

    Dr. Andrew Rudd, Chairman               Mr. Stephen Rogers
    BARRA, Inc.                             Rogers, Casey & Associates
    1995 University Avenue                  One Parklands Drive
    Berkeley, California  94704-1058        Darien, CT 06820
    cc: General Counsel

    With a copy to:                    With a copy to:

    Nicholas Unkovic, Esq.                  Peter M. Rosenblum, Esq.
    Graham & James LLP                      Foley, Hoag & Eliot
    One Maritime Plaza, Suite 300           One Post Office Square
    San Francisco, California  94111-3492   Boston, MA 02109


                                          42.

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         (b) BINDING AGREEMENT. This Agreement is binding upon and is for the benefit of BARRA, RCA, the RCA Shareholders, the other Shareholders of RCA and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other parties to this Agreement.

         (c) CONSENT TO JURISDICTION AND FORUM SELECTION. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of San Francisco, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Francisco, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 12(a) of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California, without giving effect such state's choice-of-law principles.

         (e) ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         (f) ENTIRE AGREEMENT; SEVERABILITY. This Agreement and the Confidentiality Agreements by and between RCA and BARRA, dated November 2, 1995 and February 15, 1996 and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire


                                         43.

agreement and understanding of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

         (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) WAIVERS. Prior to or on the Effective Date, each of BARRA, RCA and the RCA Shareholders shall have the right to waive any default in the performance of any term of this Agreement by BARRA, RCA, and the RCA Shareholders, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.


                                         44.

    IN WITNESS WHEREOF, BARRA, RCA and the RCA Shareholders have each caused this Agreement and Plan of Reorganization to be signed, effective as of the date written above.

BARRA, INC.


By: /s/ Andrew Rudd
   --------------------------------

Title:     Chairman and CEO
      -----------------------------

ROGERS, CASEY & ASSOCIATES, INC.


By: /s/ John Casey
   --------------------------------

Title:  President
      -----------------------------

The RCA Shareholders:


/s/ Stephen Rogers
- - -----------------------------------
Stephen Rogers


/s/ John Casey
- - -----------------------------------
John F. Casey


                                         45.

                                       Schedule A

                           Determination of Exchange Ratio


    The Exchange Ratio is determined by dividing the Merger Consideration, as herein defined, by the aggregate number of RCA Shares issued and outstanding on the date of this Agreement, plus all RCA Shares that would be issued upon the exercise of all vested and unvested options or other rights to purchase RCA Shares minus the number of RCA Shares repurchased prior to the Effective Date pursuant to Section 7(q). The aggregate number of shares of BARRA Common Stock to be issued as consideration in the Merger (the "Merger Consideration") shall equal $15.5 million minus all RCA Notes payable as reflected in the Note Certificate delivered to BARRA pursuant to Section 3.2(g) of the Agreement (as later adjusted to reflect any RCA indebtedness created pursuant to the repurchase of any RCA Shares under Section 7(q)) (the "Base Price"), divided by $24.23835 (the "Agreed Price").

    The following formulae illustrate the foregoing provisions:

              Exchange Ratio                   Merger Consideration
                                            ----------------------------
                                       =    all RCA Shares and options

                                               $15.5 M - Notes Payable
                                            ----------------------------
              Merger Consideration     =    Agreed Price

    EFFECTIVE DATE ADJUSTMENTS TO MERGER CONSIDERATION:

    ++ In the event that the RCA Expenses as defined in Section 7(j), on the Effective Date, exceed $233,000 (after giving effect to any recoveries by RCA of any such RCA Expenses prior to the Effective Date), the Base Price shall be decreased by the amount of such excess.

    ++ In the event that RCA's borrowings under its lines of credit exceed the $650,000 maximum established in Section 3.2(h)(6) on the Effective Date, the Base Price shall be decreased by the amount of such excess.


                                          1.